UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2011

API TECHNOLOGIES CORP.

(Exact Name of registrant as specified in its charter)

Commission File Number: 001-35214

DE	98-0200798
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4705 S. Apopka Vineland Rd. Suite 210 Orlando, FL	32819
(Address of principal executive offices)	(zip code)

(407) 876-0279

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On November 4, 2011, API Technologies Corp. (the “Company”) held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered: 1) the election of the five director nominees named in the proxy statement; 2) the approval of amendments to the Company’s Amended and Restated 2006 Equity Incentive Plan to increase the number shares of common stock available for issuance under the plan from 2,125,000 to 5,875,000, and to add restricted stock units as a type of award available for issuance under the plan; 3) the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to add a director exculpation provision, and 4) the ratification of the independent registered public accounting firm for the six month transitional period of June 1, 2011 to November 30, 2011. The voting results at such Annual Meeting, with respect to each of the matters described above, were as follows:

1.	The five director nominees named in the proxy statement were elected based upon the following votes:

NOMINEE	FOR	WITHHOLD	BROKER NON-VOTES
Matthew E. Avril	32,778,341	76,451	2,328,977
Kenton W. Fiske	32,780,334	74,458	2,328,977
Brian R. Kahn	32,746,944	107,848	2,328,977
Melvin L. Keating	30,793,044	2,061,748	2,328,977
Kenneth J. Krieg	32,778,278	76,514	2,328,977

2.	The approval of the amendments to the Company’s Amended and Restated 2006 Equity Incentive Plan were approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
32,597,231	254,312	3,249	2,328,977

3.	The approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to add a director exculpation provision was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
34,792,804	378,587	12,378	0

4.	The approval of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the six month transitional period of June 1, 2011 to November 30, 2011 was ratified as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
35,140,902	9,244	33,623	0

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2011	API TECHNOLOGIES CORP.

By:             /s/    John Freeman

John Freeman

Chief Financial Officer

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